Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in this Registration Statement of The Boyds Collection, Ltd. on Form S-8 of our report dated March 23, 2004, appearing in the Annual Report on Form 10-K of The Boyds Collection, Ltd. for the year ended December 31, 2003.

/s/ DELOITTE & TOUCHE LLP
Baltimore, Maryland
April 16, 2004